Putnam Massachusetts Tax Exempt Income Fund 845
11/30/02 Semi

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		7,312
Class B		2,217

72DD2	(000s omitted)

Class M		  130


73A1

Class A		0.2036
Class B		0.1724

73A2

Class M		0.1893


74U1	(000s omitted)

Class A		35,592
Class B		12,773

74U2	(000s omitted)

Class M		    684


74V1

Class A		9.41
Class B		9.40

74V2

Class M		9.40